Exhibit 99.B9(e)

                                   SCHEDULE A


                  The Portfolios of the Fund that will receive services pursuant to this Agreement are:

                           PBHG Growth II Portfolio
                           PBHG Select 20 Portfolio
                           PBHG Large Cap Growth Portfolio
                           PBHG Technology & Communications Portfolio
                           PBHG Large Cap Value Portfolio
                           PBHG Small Cap Value Portfolio
                           PBHG Mid-Cap Value Portfolio

Date:             February 20, 1998